EXHIBIT 5.1

                                  June 18, 2004



Peoples Bancorp Inc.
138 Putnam Street
Marietta, Ohio 45750

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         I have acted as counsel to Peoples Bancorp Inc., an Ohio corporation (the "Company"), in connection with the preparation and filing on the date hereof, with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 306,582 common shares, without par value (the "Shares"), of the Company. The Shares are to be offered and sold by certain selling shareholders of the Company.

         In reaching the opinions set forth herein, I have examined and am familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instructions as I have deemed necessary or advisable for purposes of this opinion, including
(i) the Registration Statement; (ii) the Amended Articles of Incorporation of the Company, as amended to date; (iii) the Code of Regulations of the Company, as amended to date; (iv)(a) the Asset Purchase Agreement dated April 7, 2004 by and among Putnam Agency, Inc., Thomas G. Chaffin, Dana N. Conley, Charles R. Lowe, Clarence C. Massey, Laura A. Morris, Thomas C. Phipps, Donald H. Putnam, Jr., Donald H. Putnam, Jr., Trustee U/A DTD May 7, 1993, FBO Donald H. Putnam, Jr., Revocable Trust and Erland P. Stevens, Jr. and Peoples Bancorp Inc. and Peoples Insurance Agency, Inc., (b) the Registration Rights Agreement dated as of April 30, 2004 by and among Putnam Agency, Inc., Thomas G. Chaffin, Dana N. Conley, Charles R. Lowe, Clarence C. Massey, Laura A. Morris, Thomas C. Phipps, Donald H. Putnam, Jr. and Donald H. Putnam, Jr., Trustee U/A DTD May 7, 1993, FBO Donald H. Putnam, Jr. Revocable Trust and Erland P. Stevens, Jr., and Peoples Bancorp Inc., (c) the Agreement and Plan of Merger dated as of May 28, 2004 by and among Peoples Bancorp Inc., Peoples Insurance Agency, Inc., Barengo Insurance Agency, Inc., James Barengo and Randall T. Barengo, and (d) the Registration Rights Agreement dated as of May 28, 2004 by and among James Barengo, Randall T. Barengo and Peoples Bancorp Inc.; and (v) certain resolutions adopted by the Board of Directors of the Company.

         In my examinations and in reaching the opinions set forth below, I have assumed, without independent investigation or examination, that (i) all information contained in all documents reviewed by me is true, correct and complete, (ii) all signatures on all documents reviewed by me are genuine, (iii) all documents submitted to me as originals are true and complete, (iv) all documents submitted to me as copies are true and complete copies of the originals thereof and such originals are authentic and (v) all persons executing and delivering originals or copies of documents examined by me are competent to execute and deliver such documents. As to the facts material to my opinion expressed herein, which are not independently established or verified, I have relied upon oral or written statements of officers and other representatives of the Company.

         Based on the foregoing, and having due regard for the legal considerations I deem relevant, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.

         As General Counsel to the Company, I am an employee and officer of the Company.

         I am a member of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio and the laws of the United States of America. Accordingly, my opinions are limited to the laws of the State of Ohio and the laws of the United States of America. I express no opinion as to the application of the securities or blue sky laws of the several states to the offer or sale of the Shares. Without limiting the generality of the foregoing, except as set forth herein, I express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

         This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

         This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to me under the caption "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement as having passed on the validity of the Shares of the Company. In giving this consent, however, I do not thereby admit that I fall within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                        /s/ Charles R. Hunsaker

                                            Charles R. Hunsaker
                                            General Counsel